Exhibit 10.11

THIRD AMENDMENT TO EVALUATION AND EXCLUSIVE OPTION AGREEMENT

Made and entered in to this 15th day of August, 2014

By and between

YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED

a company duly registered under the laws of Israel of P O Box 95, Rehovot 76100, Israel

(hereinafter, “Yeda”)

and

CELL SOURCE LIMITED

a company duly registered under the laws of Israel of 65 Yigal Alon St., Toyota Tower, 23rd Floor, Tel Aviv 67443, Israel

(hereinafter, “Cell Source”)

WHEREAS	Yeda and Cell Source are parties to an evaluation and exclusive option agreement dated October 3, 2011 as amended on April 1, 2014 and further amended on June 22, 2014 ("the E&O Agreement”); and

WHEREAS	the parties are contemplating to enter into a Research and License Agreement, pursuant to which Yeda shall grant to Cell Source a worldwide exclusive license in respect of, inter alia, a certain invention, more fully described in PCT patent application no. PCT/IB2012/057042 entitled “MAMMALIAN FETAL PULMONARY CELLS AND THERAPEUTIC USE OF SAME” (Yeda ref. 2011-092), and any further development arrived at under the Research, as shall be outlined in the said Agreement, whether covered by this patent or another current or future patent application developed under the said Research; and

WHEREAS	Cell Source has also requested to preserve its option to obtain a licence to the Patents and the Inventions under the E&O Agreement (the “Option”) that may be relevant to Cell Source’s business, and has further requested to extend the Option until December 31, 2015; and

WHEREAS	the parties hereby agree that the said preservation and extension of the Option shall be subject to the acknowledgements and representations of Cell Source set out herein below,

NOW THEREFORE IT IS AGREED BY THE PARTIES HERETO AS FOLLOWS:

1.	Terms and phrases used in this Amendment which are defined in the E&O Agreement shall have in this Amendment the same meaning as that attributed to them in the E&O Agreement, unless otherwise expressly defined in this Amendment. The above preamble forms an integral part of this Amendment.

2.	Cell Source hereby acknowledges and represents that:

2.1	it has been informed by Yeda that certain of the scientists listed as inventors to the Inventions in the applicable Patents were, during part or all of the period in which they contributed to such Inventions at the Institute, physicians that may have been affiliated with various respective health care institutions in Israel other than the Institute (the “Other Institutions” and the “Employed Inventors”, respectively);

2.2	Yeda intends to investigate the above issue and, if necessary, to make commercially reasonable efforts to resolve it in a manner that will, de facto, provide Cell Source with the opportunity to license these Inventions on an exclusive worldwide basis in a manner that will be acceptable to the Other Institutions; and

2.3	in light of the above, Yeda may not have full right and title to the Patents and the Inventions that are the subject of the Option, and therefore, the Option is limited to the rights that Yeda shall in fact have in respect of the Patents and the Inventions (as the case may be) at the time of the exercise (if exercised) of the Option by Cell Source (the “Yeda Rights”) and Cell Source hereby waives any claim against Yeda in that respect.

3.	Subject to the above, the E&O Agreement shall be modified, such that, the Option detailed in clause 7.1 thereto shall be limited to the Yeda Rights and the words “until September 1st, 2014” in the said clause shall be replaced by the words “until December 31st, 2015”.

4.	This Amendment and the E&O Agreement shall be read as one and shall represent the complete current understanding between the parties with respect to the subject matter hereof. Subject to the modifications contained herein, the provisions of the E&O Agreement shall remain unaltered and in full force and effect.

IN WITNESS WHEREOF the parties hereto have set their signatures as of the date set out above.

for	YEDA RESEARCH AND DEVELOPMENT CO., LTD.	for	CELL SOURCE LIMITED

Signature:		Signature:

Name:		Name:

Title:		Title: